AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Dated: 10/01/2025

Offering Termination Date: 09/30/2026

Niihara International, Inc.

Maximum Total Offering $20,000,000

Up to $20,000,000 of Offering Amount Available in Original Issuance Common Shares

(10,000,000 Common Shares)

This Offering has been prepared in compliance with the Offering Circular Format contained in Part II of Form 1-A, as called for under Regulation A of the Securities Act of 1933, as amended.

Niihara International, Inc. (the “Company”) is offering the following securities on a “best efforts” basis:

  10,000,000 shares of common stock originally issued by the Company

All of the securities made available in this Offering shall be called the "Offering Securities.” Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the Company upon commencement of this Offering and no investor funds will be returned if an insufficient number of securities are sold to cover the expenses of this Offering and provide net proceeds to the Company. Investor funds received in this Offering will not be held in escrow.

The minimum purchase requirement per investor is $1,000; however, the Company can waive the minimum requirement on a case-by-case basis in its sole discretion. The Company expects to commence the sale of the Offered Securities as of the date on which the Offering Statement (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

Prior to this Offering, there has been no trading market for our common stock.

A maximum of $20,000,000 of Offered Securities will be offered worldwide. No sales of Offered Securities will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Securities will be initially offered in the jurisdiction at the same U.S. dollar price that is set forth in this Offering Circular.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer	Proceeds to Other Persons
Per Common Share	$2.00	$0.00	$2.00	$0.00

(1) We are not currently using commissioned sales agents or underwriters.

These are speculative securities. Investing in our securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

1

2

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKANG STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this entire Offering Circular carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statement and the related notes included elsewhere in this Offering Circular, before making an investment decision. Unless the context otherwise requires, the terms “Niihara International, Inc.”, “the Company,” “Se,” “us” and “our” in this Offering Circular refer to Niihara International, Inc.

3

OUR COMPANY

Niihara International, Inc. is a United States company.

THE OFFERING

Issuer	Niihara International, Inc.
Securities Offered:	Investors in this Offering will have the opportunity to purchase the following securities. 10,000,000 shares of common stock originally issued by the Company
Common Stock Outstanding Before the Offering:	145,167,494 Common Shares
Common Stock Outstanding After the Offering:	155,167,494 Common Shares
Minimum number of Securities to be sold in this Offering:	No minimum number of securities to be sold in this offering
Market for the Common Securities:	There is no public market for our securities
Term of Offering:	The Company is offering its securities directly to the public on a best-efforts basis
Use of proceeds:	Proceeds from the sales of Common Stock included in this Offering will be used as set forth below:

* The Company aims to retrofit its existing L-glutamine manufacturing facility in Japan (the "Manufacturing Facility") to scale production of a generic L-glutamine pharmaceutical. The active pharmaceutical Ingredient (API) in the Company’s L-glutamine is from the same source with the same quality as the USFDA approved L-glutamine.

* The Company plans to upgrade its Manufacturing Facility so that the Company can better control its supply chain and place the Company in a strategically competitive position with respect to the fulfilment of orders for sickle cell pharmaceuticals from India, Africa and the Middel East.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

4

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing securities in this offering. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We may not successfully execute our business plan to generate revenue and create a sustainable growth trajectory

Niihara is an early-stage pharmaceutical startup that has not yet generated any commercial revenue. Our ability to succeed depends on our capacity to manufacture and sell a generic L-glutamine product for the treatment of sickle cell disease. If we are unable to complete facility upgrades, meet regulatory standards, or establish a market presence, our ability to generate revenue and become self-sustaining could be compromised.

We may encounter unanticipated obstacles in executing our business plan

Niihara’s business plan requires regulatory approvals, significant capital investments, international distribution partnerships, and the establishment of a manufacturing infrastructure. Unexpected regulatory delays, quality assurance issues, or inability to convert our existing letters of interest into purchase agreements may impair our ability to carry out our business objectives. Furthermore, changes in market conditions or pharmaceutical pricing policies may also negatively impact our strategic execution.

We may experience fluctuations in operating results and our financial performance is difficult to predict

Due to our early stage of operations, lack of sales history, and dependence on international markets, our quarterly and annual results may be highly volatile. Variables such as production delays, regulatory reviews, international logistics, and timing of funding will all affect results. These factors make it difficult to forecast revenue, cash flow, and costs, and our operating results may fall significantly short of expectations.

We rely solely on one individual, and the loss of this person could cause our business to cease operations

As of the time of this Offering, Niihara’s only officer, director, and employee is Dr. Yutaka Niihara. Dr. Niihara plays a critical role in all aspects of the business, including product development, strategic planning, operations, and fundraising. If Dr. Niihara were to become unavailable for any reason, the Company’s operations would be severely disrupted, and the business could cease to function. Additionally, we currently do not maintain any Director & Officer insurance, which increases our exposure to potential liabilities in his absence.

We may not retain ownership of our manufacturing facility in Japan

Niihara acquired its factory in Ube, Japan using a promissory note that requires a single large balloon payment in the future. If we are unable to generate sufficient revenue or raise additional capital before the payment is due, we may default and lose the facility. Loss of the factory would significantly impair our ability to produce L-glutamine and delay or derail our commercialization plans.

Our factory requires significant capital investment before production can commence

Although we own the manufacturing facility in Ube, Japan, it is not currently operational for pharmaceutical manufacturing. We estimate that at least $1,000,000 in capital improvements will be required to make the facility suitable for GMP-compliant pharmaceutical production. If we do not raise sufficient funds from this Offering, we may not be able to complete these improvements, in which case we will not be able to initiate manufacturing.

We face strong competition from larger and more established companies

L-glutamine for sickle cell treatment is no longer protected by patent. Multiple pharmaceutical companies—including Dr. Niihara’s former company, Emmaus Life Sciences, Inc.—already have the capability and experience to manufacture and distribute this compound. Many of these companies have significantly greater financial resources, well-established production lines, and international distribution networks. Competing with these firms will be challenging, especially as a startup with limited personnel and funding.

5

Our initial expressions of interest are not binding and may not result in actual revenue

We have received letters of interest and non-binding purchase orders from parties located in India, Africa, Oman, and the broader Middle East. However, to date, no payments have been received, and none of these parties have completed a transaction. Due to the complexity of international trade and regulatory environments in these regions, there is significant uncertainty regarding the legitimacy and enforceability of these purchase orders.

We have no research and development capabilities beyond our founder

While Niihara plans to develop future pharmaceutical treatments, we do not currently have a research team or the necessary capital to begin development activities. Dr. Niihara is the only individual working on R&D at this time. Our ability to innovate and diversify our product offerings is therefore highly constrained until we secure further funding or add qualified personnel.

We may not raise sufficient funds through this Offering

We are seeking to raise up to $20,000,000 in gross proceeds from this Offering. If we raise significantly less than this amount, we may not have adequate resources to complete the necessary improvements to our factory, hire additional staff, fund operational costs, or bring our product to market. In that case, we may be required to seek additional capital or restructure our business plan, potentially to the detriment of early investors.

We are exposed to international manufacturing and regulatory risks

Our manufacturing operations will be based in Japan, and our sales efforts are initially focused on emerging markets in Africa, the Middle East, and Asia. Operating across these jurisdictions introduces risks related to logistics, currency exchange, foreign regulations, political instability, and legal enforcement. Any delays or complications in cross-border operations could have material adverse effects on our business.

We do not yet have product sales or regulatory approval for our pharmaceutical

Although L-glutamine is no longer under patent protection, regulatory approval is still required in each jurisdiction where we plan to sell. These processes vary significantly and can be costly and time-consuming. Until these approvals are secured, we cannot sell our product or generate revenue.

We lack financial diversification and operational depth

As a single-product, single-employee company, Niihara’s business model is highly concentrated and vulnerable to operational disruption, regulatory delay, or competitive pressures. The absence of operational redundancy, experienced staff, and a pipeline of diversified products leaves the company at heightened risk.

We Rely on a Single Supplier for Prescription-Grade L-Glutamine and a Single Packager for Our Finished Goods, Which Exposes Us to Supply Chain Disruptions That Could Delay Development and Commercialization Efforts

Our ability to develop and potentially commercialize our product candidates depends on a continuous supply of prescription-grade L-glutamine and timely packaging of our finished goods. We currently rely on a single supplier for prescription-grade L-glutamine and a single-source packager for the preparation of our finished products. This reliance on sole-source facilities exposes us to significant risks, including the possibility of interruptions due to manufacturing defects, contamination, labor shortages, equipment failure, regulatory non-compliance, natural disasters, or geopolitical events. Any disruption at the manufacturing facility or the packaging site could result in delays in clinical development, regulatory submissions, or potential product launch timelines. Furthermore, identifying and qualifying alternative sources could take significant time and resources and may not be successful, which could further delay our programs and adversely affect our business, financial condition, and results of operations.

6

As we do not have an escrow or trust account with this subscription, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There is no current market for the company’s securities

There is no formal marketplace for the resale of Niihara International, Inc.’s securities. The securities may or may not be traded on the over-the-counter market to the extent any demand exists. However, we do have plans to apply for or otherwise seek trading or quotation of the company’s securities in a later stage. Investors should assume that there will not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

We have established no minimum offering of our securities

Because there is no minimum offering of our securities, purchasers in this offering may be one of a few to purchase our securities and management’s plans for the offering proceeds may not be met, in which case the purchasers may lose their entire investment.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in the Company

We do not intend to pay any dividends for the foreseeable future. Further, to the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our Common Stock.

DILUTION

The price of the current offering is set as follows:

  $2 per Share of common stock for common stock to be originally issued by the Company

If you invest in our securities, your interest will be diluted.

Dilution represents the difference between the offering price and the net tangible book value per Common Shares immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company’s arbitrary determination of the offering

7

price of the Common Shares being offered. Dilution of the value of the securities you purchase is also a result of the lower book value of the Common Shares held by our existing securities holders.

Niihara International, Inc. has 145,167,494 Common Shares outstanding as of 03/02/2025. The following table demonstrates the dilution that new investors will experience relative to the Company’s net tangible book value of $-707,077 based on 145,167,494 Common Shares as of 06/01/2025.

The table represents three scenarios: $5,000,000 raised from this offering, $10,000,000 raised from this offering and a fully subscribed $20,000,000 raised from this offering. This table assumes that in each scenario the same percentage of securities being made available directly from the issuer as those securities being offered by existing securities holders are sold relative to the overall number of securities being made available in each of these respective groups.

Dilution Per Share

	If 25% of Securities Sold	If 50% of Securities Sold	If 100% of Securities Sold
Average Price Per Newly Issued Common Share in this Offering	$2.00	$2.00	$2.00
Book Value Per Common Share Before Offering	$-0.00487	$-0.00487	$-0.00487
Book Value Per Common Share After Offering	$0.02907	$0.06188	$0.12434
Increase (Decrease) in Book Value Per Common Share	$0.3394	$0.06675	$0.12827
Dilution Per Common Share to New Investors	$-1.97093	$-1.93812	$-1.87173
Dilution Per Common Share by Percentage	98.55%	96.91%	93.59%

8

The following table summarizes the difference between the existing securities holders and the new investors with respect to the number of Common Shares of common stock purchased, the total consideration paid, and the average price per share paid, if maximum offering price of reached.

Average Price Per Common Shares

	Common Shares Issued		Total Consideration
	Number of Common Shares	Percent	Amount	Percent	Average Price Per Share
Existing Shareholders	145,167,494	93.56%	$6,517	0.003%	$0.0001
New Investors	10,000,000	6.44%	$20,000,000	99.997%	$2
TOTAL	155,167,494	100%	$20,006,517	100%	$0.12893

PLAN DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering the following securities:

  10,000,000 shares of common stock originally issued by the Company

All of the above securities are being offered on a “best efforts” basis.

Further, the collective securities mentioned are being offered directly by the Company to investors who meet the suitability standards set forth herein and on the terms and conditions set forth in this Offering Circular. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to the company account established for this Offering or deliver checks made payable to Niihara International, Inc.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date at which the offering is terminated by us in our sole discretion, but in no event for more than one year from the date that the Offering is qualified with SEC. We may undertake one of more closings on a “rolling” basis. After each closing, funds tendered by investors will be available to the Company. Upon closing, funds tendered by investors will be made available to us for our use.

We will use our existing website, www.niiharainternational.com, to provide notification of the Offering. Persons who desire

9

information may be directed to a website owned and operated by an unaffiliated third party (www.glassboxlaw.com) that provides technology support to issuers engaging in Regulation A offerings.

No dividends to purchasers of our offered securities are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations. All dividends are further subject to the discretion of our board of directors. It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

You will be required to complete a subscription agreement in order to invest. We may be required to rely on pursuing private financing options in order to continue operations if it takes some time for us to raise funds in this offering.

SELLING SECURITY HOLDERS

The table below represents all of the Officers, Directors and 5%+ Owners of the Company that have included Common Shares for sale in this Offering.

Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
NA	NA	0	0	0	$0	0

Total Securities Being Offered by the Selling Security Holders designated above in This Offering: 0 Common Shares

Percentage of Pre-Offering Securities Being Offered by Selling Securities Holders in This Offering: NA

USE OF PROCEEDS TO ISSUER

The Company estimates that the net proceeds after all offering expenses will be approximately $20,000,000.00 if:

  We can sell 10,000,000 shares of common stock originally issued by the Company

10

A further sensitivity analysis is provided below assuming we raise 25%, 50% and 75% of the offering amount.

General Proposed Use of Funds:

We aim to retrofit our existing L-glutamine manufacturing facility in Japan (the "Manufacturing Facility") to begin production of our own generic L-glutamine. We expect to spend between $4,000,000 to $10,000,000 for both materials and contracting labor to upgrade the Manufacturing Facility. None of these funds will be paid to officers, directors or shareholders of the Company.

The Company plans to upgrade its Manufacturing Facility so that the Company can control its supply chain and place the Company in a strategically competitive position with respect to the fulfilment of orders for sickle cell pharmaceuticals from India, Africa and the Middel East.

The active pharmaceutical Ingredient (API) in Entabor2 is from the same source with the same quality as the USFDA approved L-glutamine.

Objectives Targeted:

The primary objective of the funds raised through this offering is to enable the Company to begin commercialization of its primary product L-glutamine. The Company seeks to build a strong infrastructure that will enable Niihara International, Inc. to serve a large population of sickle cell patients across India, Africa, and the Middle East. By leveraging these resources, we aim to expand access to essential treatments in regions with significant unmet medical needs.

A substantial portion of the proceeds will be allocated to key operational initiatives, including:

* Procurement of Active Pharmaceutical Ingredients (API): Securing a reliable supply of API is essential for the production and distribution of our medications. This investment will ensure the steady availability of high-quality pharmaceutical materials necessary for our formulations.

* Hiring of Key Personnel: We plan to recruit experienced professionals, including executive officers and pharmaceutical specialists, who will play a pivotal role in executing our business strategy and driving operational efficiency.

* Establishment of Satellite Offices: To strengthen our presence in key international markets, we will establish satellite offices in India, the Middle East, and various African countries. These offices will facilitate local operations, regulatory compliance, and distribution efforts, ensuring efficient market entry and sustained growth.

11

Through these strategic investments, Niihara International, Inc. is committed to building a robust foundation for long-term success, enabling us to expand our reach and improve the quality of life for sickle cell patients in underserved regions.

Targeted Impact on Profitability and/or Enterprise Value:

The funds raised through this offering will provide Niihara International, Inc. with the necessary resources to transition into the revenue-generating phase of its operations. By strategically deploying these funds, we will be able to establish our supply chain, gain market presence, and initiate product distribution in key regions.

Based on our financial projections, once revenue generation begins, we anticipate achieving a profit margin of approximately 30%. This forecast reflects our efficient cost structure, strategic sourcing of Active Pharmaceutical Ingredients (API), and targeted market expansion efforts. Our ability to reach profitability will further support reinvestment into operations, enabling sustained growth and long-term value creation for our stakeholders.

Our profit margin projection considers our API costs, manufacturing labor and facilities costs, distribution costs, administrative costs, and tariffs. We have also assumed a customer base of 5,000 patients. We believe this customer base to be a conservative estimate, given that there are over 20 million potential patients in India alone.

Through this offering, Niihara International, Inc. is positioning itself for financial strength and scalability, ensuring that we can effectively meet the growing demand for our products while delivering strong returns.

The distribution of our use of net proceeds is listed as follows if 20%, 50%, 75% or 100% of the offering amount is raised.

USE NAMES	If 25% of Common Shares Sold	If 50% of Common Shares Sold	If 75% of Common Shares Sold	If 100% of Common Shares Sold	Percentage
Capital Expenditures	$1,500,000	$6,500,000	$10,000,000	$10,000,000	25.00%
Procurement of API	$2,000,000	$2,000,000	$2,000,000	$2,000,000	0.00%
Payroll	$500,000	$500,000	$500,000	$500,000	0.00%
Research & Development	$0	$0	$0	$0	0.00%
Satellite Office Set Up	$500,000	$500,000	$500,000	$500,000	0.00%
Working Capital	$500,000	$500,000	$2,000,000	$7,000,000	75.00%
TOTAL	$5,000,000	$10,000,000	$15,000,000	$20,000,000	100%

1 See the accompanying notes to the Use of Proceeds Table.

12

Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another category, and we will have broad discretion in doing so. Pending these uses, we may invest the net proceeds of this offering in short-term, interest-bearing securities.

2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investments. Among the cash equivalents in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; (ii) commercial paper; and (iii) repurchase agreements, money market mutual funds, any certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into repurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company’s use of net proceeds from this Offering for working capital, shall include capital allocations to cover marketing and sales, as well as ongoing administrative costs.

5. No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

13

DESCRIPTION OF BUSINESS

Overview

Niihara International, Inc. was incorporated in the State of California on 08/24/2023 as a c-corporation.

Business Lines

The Company is a development-stage biopharmaceutical company primarily focused on the development, commercialization, and distribution of innovative therapies for rare and orphan diseases. The company’s initial product is a generic prescription-grade L-glutamine oral powder designed to reduce acute complications associated with sickle cell disease (SCD) in patients aged five years and older.

The Company markets and plans to distribute its initial product in the United States and select international markets, including the Middle East and North Africa (MENA) region. Additionally, the company has pursued regulatory approvals in India and Oman..

The Company’s generic L-glutamine product is essentially identical to USFDA approved L-glutamine from other current producers. Further, the Company’s factory used to produce USFDA approved L-glutamine for another competitor. Once factory retrofits are complete, the Company plans to pursue new USFDA approval. Prior to obtaining USFDA approval, the Company plans to sell its product in India and the Middle East, and will need regulatory approvals in those locations as well.

Development History & Primary Products/Services

The Company’s initial product is a generic FDA approved prescription-grade L-glutamine oral powder designed to reduce acute complications associated with sickle cell disease (SCD) in patients aged five and older.

Prior Financial Impairment

NA

Prior Restructuring and/or Major Asset Sales

NA

Potential Changes to Special Characteristics

Below are of the Company's distinctive characteristics that could impact future performance.

* Dependence on a Single Product: The Company heavily relies on the commercial success of its initial product, making it vulnerable to market fluctuations and competition.

* Regulatory Challenges: The pharmaceutical industry is subject to stringent government regulations, including pricing and reimbursement policies that could impact profitability.

* Competitive Market: The company faces competition from gene therapies such as Casgevy from Vertex Pharmaceuticals. Casgevy offers gene editing and therapy for cure. While this is a remarkable achievement, the cost is prohibitive for the patients in developing countries. It costs millions per patient per treatment. Also, it requires advanced medical facilities which are not available to most of the patients in the countries that we plan to supply. There will be plenty of patients who will not be able to receive Casgevy treatment in the foreseeable future. We are to cover those patients with more affordable therapy.

14

* Manufacturing and Supply Chain Risks: The Company has faced challenges in securing reliable packaging sources, leading to delays in its production and distribution.

Marketing and Sales Strategies

In the United States, the Company works within a network of relationships to market and sell its product. It also collaborates with Community-Based Organizations (CBOs) to raise awareness among sickle cell patients. Internationally, the Company has distribution agreements in the MENA region and India to drive sales.

Industry Analysis and Trends

The global sickle cell disease treatment market is expanding due to increased awareness, improved diagnostics, and emerging new therapies.

The Company seeks to leverage its market relationships and distribution network to expand into underserved markets like Africa and India.

The Competition

The Company competes with well funded bio-pharmaceutical companies such as Vertex Pharmaceuticals that provide gene therapies and medical supplement companies that offer non-prescription grade L-glutamine supplements which may be sold at lower price but not covered by insurances in most of the regions.

Company Management and Employees

Senior Management

At the present time, the individuals below are actively involved in the management of the Company.

(i) Yutaka Niihara, CEO whose key responsibilities are making major corporate decisions, managing the overall operations of our company, creating and implementing strategies to grow the business and communicating between the corporate operations.

15

(ii) Yutaka Niihara, CFO whose key responsibilities are overseeing our company’s financial condition and capital structure, and presenting and reporting financial information, and implementing the company’s financial forecasting.

(iii) Yutaka Niihara, COO whose key responsibilities are managing operational issues within the organization to make sure that our company as well as our employees are complying with regulatory requirements and internal policies and procedures.

Employees

As of the date of publication of this offering Circular, our company had 1 full time employees and 1 part time employees. From time to time we have other part time employees. Our company believes that its relationship with its employees is good. Over the next couple years, we are planning to recruit more high-qualified candidates to meet the needs to our business expansion, and we have access to a large pool of qualified candidates.

Government Regulation

Our initial product, L-glutamine, is a generic pharmaceutical that has been approved by the USFDA.

We may have to obtain regulatory approvals in other countries in which we sell this product. Specifically, we will have to obtain approvals in India and Oman where our first purchase orders are coming from. We may also have to obtain regulatory approvals in Africa, Europe, and other parts of the Middle East in addition to Oman.

The documents that led to USFDA approval are available to our Company, as this medication was developed by Yutaka Niihara, MD MPH who is our Company’s CEO.

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

The only product that we plan to manufacture at this time is generic form of L-glutamine.

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, products, services or website. We do intend to trademark any of our future product or service names, our company logo and any other logo we create.

Description of Real Property

The Company currently owns 100% of one of only two factories in the world that can manufacture pharmaceutical grade L-glutamine.

This factory is located in Ube, Yamaguchi Japan. It is facing Seto Inland Sea with a dock. The size of the land on which it sits is approximately 90 acres. The estimated cost to fully retrofit the facility is approximately $10,000,000. The factory was purchased with a promissory note, a copy of which is included as an exhibit to this offering.

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Description of Financial Condition

The Company is a commercial-stage biopharmaceutical company focusing on the discovery, development, marketing, and sale of treatments for rare and orphan diseases. The company's financial condition reflects its ongoing commercialization efforts for its lead product, a prescription-grade L-glutamine oral powder designed to reduce the acute complications of sickle cell disease (SCD) in both adult and pediatric patients aged five and older.

The Company has been working towards increasing its revenues by expanding commercialization efforts in both the United States and internationally. However, the Company continues to face financial uncertainty and is financing its operations through related-party loans, third-party loans, equity or debt financings, and possible corporate collaborations and licensing arrangements.

The Company acknowledges that it cannot predict if or when it will become profitable, given the costs associated with product commercialization and regulatory approvals. Over the past two years, the Company has sought to optimize revenue

17

generation through distribution partnerships, physician group purchasing organizations, and pharmacy benefits managers, to try to ensure that it’s product is accessible through selected retail and specialty pharmacies.

Results of Operations

 The Company has not yet generated revenue.

Factors Affecting Income

The Company has not yet begun to generate revenue.

Material Changes in Sales or Revenues

There have not been changes in revenue because the Company has not yet begun to generate revenue.

Liquidity and Company Resources

Current Liquidity

The Company faces short-term liquidity challenges and long-term funding uncertainties, with a heavy reliance on external financing sources to sustain operations. Below is an overview of the company’s liquidity position, funding sources, and strategic measures taken to address deficiencies.

1. Short-Term Liquidity Position
As of December 31, 2024, the Compan reported a cash balance of -$707,077 and $12,651 in short-term financial obligations.

Due to these short-term liabilities and uncertainties regarding its ability to generate sufficient cash flow, there is substantial doubt about the Company's’ ability to continue as a going concern for the next 12 months.

2. Internal and External Sources of Liquidity
The Company relies on a combination of internal cash reserves and external funding mechanisms to meet its liquidity needs.

Internal Sources of Liquidity
Accounts Receivable Factoring: The Company may need to sell eligible accounts receivable to sustain operations.

18

Operational Revenue
The company has not yet begun to generate revenue.

External Sources of Liquidity
Debt Financing: The Company has raised capital through convertible notes and promissory notes, which are a major component of its outstanding liabilities.

Related-Party Loans: The company continues to receive funding support from affiliated parties.
Equity and Private Placements: The Company is currently pursuing a Reg A application to raise additional capital.

Material Unused Sources of Liquidity
There are no significant unused credit facilities or major untapped funding sources identified in the report.

3. Liquidity Deficiency and Remedies
The Company has acknowledged a material liquidity deficiency and is actively taking measures to secure additional financing and reduce cash outflows.

The Company is pursuing financing through new loans, equity sales, or strategic partnerships.

Despite these efforts, uncertainty remains about the Company's ability to generate sufficient cash flow to meet obligations, and additional equity or debt financing is critical for long-term stability.

Capital Commitments

The Company has not yet made any material capital commitments for the current or future years.

Plan of Operations for Non-Revenue-Generating Divisions

Overview:

The Company as a whole is currently a development-stage biopharmaceutical company, which has yet to generate revenue.

19

Impact of Trends on Capital Requirements
Significant Recent Trends in Production, Sales, Inventory, Orders, Costs, and Selling Prices

1. Production and Inventory: The Company relies on a single supplier for prescription-grade L-glutamine and a single packager for finished goods. Inventory levels may fluctuate due to forecasting challenges, leading to occasional excess stock or shortages that impact financial performance. Further, we have yet to enter a formal written agreement with our single supplier.

2. Sales and Orders: Net revenues may fluctuate as more generic drug competitors enter the marketplace.

3. Costs and Selling Prices: Selling expenses may rise to address competition in the market. Trends, Uncertainties, and Material Events Affecting Capital Resources

4. Liquidity and Profitability Challenges: There is no assurance of achieving sustainable profitability, and the Company anticipates continued net losses until it can further increase sales.

20

5. Debt and Financing Requirements: The Company will need to raise additional capital through debt or equity financing in the next six months to meet ongoing operational expenses and debt obligations.

6. Regulatory and Market Risks: Economic and geopolitical factors, including inflation, supply chain disruptions, and currency fluctuations, may impact production costs and profitability.

Plan of Operations

We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a strong management team and key personnel; executing on the milestones described in this Offering Circular; and achieving growth by way of strategic partnerships.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the Company’s need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds, Part II for the Company’s planned use of proceeds to be generated from this proposed offering.

Milestone 1: Month 1

Within one month of the offering’s closing, the Company plans to take key operational steps to position the company for growth and execution of its strategic initiatives. First, we intend to finalize the hiring of all C-level officers, with candidates already identified and selected. This leadership team will be critical in driving our mission forward and ensuring the successful implementation of our business objectives. Additionally, we plan to place orders for the Active Pharmaceutical Ingredient (API) necessary for the final formulation and packaging of our product, marking a significant milestone in our product commercialization efforts.

21

Milestone 2: Month 2 to Month 6

Within two to six months following the closing of this offering, the Company anticipates achieving several key milestones to advance our growth strategy and global market expansion. First, we expect to commence the distribution of our packaged medications in India, the Middle East, and Africa. These products will be introduced both as pharmaceutical materials and as dietary supplements, allowing us to establish a strong foothold in these high-demand markets. Simultaneously, we will initiate the planning phase for the retrofitting project of our Japanese purification plant in Ube, Japan. This facility will play a crucial role in supplementing our current supply of Active Pharmaceutical Ingredients (API), which we currently source from Ajinomoto Co. Given our projected growth, we anticipate that demand for our products will exceed current supply within one to two years. As part of our long-term strategy, we will continue evaluating opportunities for the development of additional production facilities to meet future demand. Additionally, we plan to begin exploring opportunities in the European Union market, identifying regulatory pathways and potential distribution partners to expand our international presence further. Through these strategic initiatives, Niihara International, Inc. is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.

Milestone 3: Month 7 to Month 12

Niihara International, Inc. projects that cash flow from operations will commence approximately seven to eight months following the closing of this offering. Based on market potential, if we are able to reach just 0.1% of patients in India, we anticipate generating approximately $60 million in revenue. Expanding our coverage to 1% of the patient population in India alone could result in revenue of approximately $600 million. These projections underscore the significant market opportunity and the scalability of our business model. Additionally, we plan to initiate the construction phase of the retrofitting project for our Japanese purification plant. This facility will serve as a critical component of our long-term supply chain strategy, supplementing our existing API source from Ajinomoto Co. and positioning us for increased production capacity as demand grows.

The patient population is estimated to exceed 20 million in India. Our goal is to reach just a small fraction of these patients in the beginning. We have a network of physicians who have agreed to utilize our product once approved. We expect that this will help us reach about 5,000 patients immediately. We have a packager and distributor that will be able to achieve distribution to these patients immediately. Once 5,000 patients are reached, we plan to expand based on supply availability to other regions.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following tables list the current Directors, Officers and Significant Employees of the Company. Significant Employees that are not Officers or Directors are those employees whose decisions and activities are expected to have a material impact on the Company’s performance.

22

Executive Officers and Significant Employees

Name	Position	Age	Term of Office
Yutaka Niihara	CEO	65	08/24/2023 to present
Yutaka Niihara	CFO	65	08/24/2023 to present
Yutaka Niihara	COO	65	08/24/2023 to present

Directors

Name	Position	Age	Term of Office
Yutaka Niihara	Director	65	08/24/2023 to present

Yutaka Niihara: CEO

Family Relationship to Company: Founding Shareholder

Background:

Yutaka Niihara is a seasoned pharmaceutical executive and entrepreneur with a proven track record in leadership, fundraising, and global healthcare expansion. From 2020 to 2023, Yutaka served as the Chairman and CEO of Emmaus Life Sciences, Inc., where he successfully navigated the company through the challenges of the COVID-19 pandemic. During this period, he secured critical funding, optimized operational efficiency, and strategically relocated assets to sustain business continuity. Post-pandemic, he led Emmaus to profitability within a year. After departing Emmaus, Yutaka shifted his focus to expanding the distribution of sickle cell treatment to underserved regions, including the Middle East, India, and Africa. To support this mission, he acquired a pharmaceutical manufacturing plant from Emmaus, ensuring a steady supply to meet the growing demand in these markets. From 2023 through fall 2024, Yutaka spearheaded the preparation of a regulatory dossier for submission to the Indian government, which is currently under review. Since 2023, he has personally raised over $2 million to fund these initiatives. In addition to founding Niihara Pharma PVT. Ltd. in India, Yutaka also leads EJH of Japan as its

23

Executive Chairman. He is actively involved in the regulatory approval process, currently managing a Reg A application to further expand operations. Operating with an unparalleled level of commitment, Yutaka currently serves as CEO, CFO, COO, and CSO, overseeing strategic growth while working with new assets to drive innovation in global healthcare.

Legal Proceedings:

None

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers
For the Last Fiscal Year Prior to This Offering

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Yutaka Niihara	CEO	$0	$0	$0
Yutaka Niihara	CFO	$0	$0	$0
Yutaka Niihara	COO	$0	$0	$0

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Yutaka Niihara	Director	$0	$0	$0

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

24

Total Compensation of Officers For the Last Fiscal Year Prior to This Offering : $0
Total Annual Compensation to Directors: $0
Total Number of Directors: 1

Future Compensation Plans for Officers and Directors

The Company anticipates that Mr. Niihara will be paid a salary in the future, the amount of which has not yet been determined.

SECURITY OWNERSHIP OF MANAGEMENT AND CERNTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of the date of this Offering and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

  Each of our Directors and named Executive Officers;
  All of our Directors and Executive Officers as a group;
  Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, and
  All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person s spouse. Percentage of beneficial ownership before the offering is based on 145,167,494 Common Shares outstanding on 03/02/2025.

Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Percentage of Class Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Percentage of Class Held Post-Offering	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
Yutaka Niihara	Common Shares	100,000,000	68%	0	100,000,000	50%	$0	0
Loma Linda University	Common Shares	10,000,000	6.8%	0	10,000,000	5%	0	0
Japanese Foundation	Common Shares	10,000,000	6.8%	0	10,000,000	5%	0	0

25

(1) The address of those listed is Niihara International, Inc., 24 Covered Wagon Ln., Rolling Hills Estates, California, 90274

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Yutaka Niihara, his son Albert Niihara and Hope International Hospice, which is owned by Yutaka Niihara, previously entered a promissory notes with the Company in December 2023. These notes all carry an interest rate of 5% and are due on December 31, 2028. The current balance of these notes is reflected in the financial statements.

Related Party Transactions

A relatively small group of executives and directors own a large portion of the issued and outstanding shares of Niihara International, Inc.. These parties are Yutaka Niihara, Loma Linda University and the Japanese Foundation, as stated above. Consequently, these shareholders can control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

  Election of the Board of Directors,
  Removal of any Director(s),
  Removal of any Director(s),
  Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, a small group of executives and directors will have complete control over the Company’s management and affairs. Accordingly, their ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

SECURITIES BEING OFFERED

The Company is offering the following securities:

  10,000,000 shares of common stock originally issued by the Company

26

The following is a summary of the rights of our capital stock in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Description of Securities

The following table summarizes the rights and restrictions applicable to participants in this offering.

Dividend Rights	All participants in this offering shall be entitled to customary dividend rights set forth for common shareholders in the Company's bylaws. In the event of a dividend payment, all common shareholders shall be entitled to a pro-rata portion of the overall dividend payment being paid, based upon their proportionate ownership of common shares issued and outstanding at the time of said divided payment.
Voting Rights	All participants in this offering shall be entitled to the voting rights set forth for common shareholders in the Company's bylaws.
Liquidation Rights	NA
Preemptive Rights	NA
Conversion Rights	NA
Redemption Provisions	NA
Sinking Fund Provisions	NA
Liability to Future Calls or Assessment by the Company	NA
Restrictions on Transferability Post-Offering	NA
Other Special Restrictions on Securities Offered	NA
Any provision discriminating against any existing or prospective holder of such securities as a result of such securityholder owning a substantial amount of securities.	NA
Cumulative Voting Requirements.	NA
Potential for Investor Rights to be Modified Outside of a Majority Vote	NA

Potential liabilities imposed on Security holders

Security holders shall not have any direct liabilities associated with their investment, other than the risk of loss of their investment. Please see Risk Factors within this Offering Memorandum for a discussion of specific investment risks.

Part F/S

We recognize that, until the Financial Statements are prepared by a CPA experienced in GAAP and SEC accounting, adjustments may be necessary; however, it is the opinion of the management of the Company that any adjustments will be non-material.

27

INTERIM FINANCIAL STATEMENT

NIIHARA INTERNATIONAL INC
Balance Sheet as at December 31, 2024 (Unaudited)
	Amount in $
Particulars	As at June 30, 2025	As at December 31, 2024	As at December 31, 2023
Equity and Liabilities
Shareholders’ funds
Share capital	1,452	1,452	2,000
Less: subscription receivable	-800	-800
Additonal Capital	235,000
Additional Capital	32,348	32,348
Reserves and surplus	(861,659)	(664,072)	(81,988)
	(593,659)	(631,072)	(79,988)

Non Current Liablities
Convertible Notes		—	—
Unsecured Loans (Related Party)	772,375	550,075	1,285,540
Unsecured Loans (Others)	1,375,997	999,870	—
Other Non-Current Liabilities		—
	2,148,372	1,549,945	1,285,540

Current liabilities
Accrued Interest	251,347	339,222	—
Outstanding Credit Card Balance	-351	3,649	81,961
Loan from Hospice	556,227	594,077	—
	807,223	936,948	81,961
Total of Equity and Liability	2,361,936	1,855,821	1,287,514

Assets
Non Current Assets
Other Non-Current Assets		—	—
		—	—
Current assets
Suspense	473,754	—
Cash-in-Hand		—
Bank Accounts	8,489	76,100	1,974
Loan and Advances (Related Party)	1,879,693	1,779,719	1,285,540

	2,361,936	1,855,819	1,287,514

Total	2,361,936	1,855,819	1,287,514

28

INTERIM FINANCIAL STATEMENT

NIIHARA INTERNATIONAL INC
Statement of Profit and Loss For the Year Ended 31st December 2024 (Unaudited)
	Amount in $
Particulars	For the period ended June 30, 2025	For the year ended December 31, 2024	For the year ended December 31, 2023
Revenue
Revenue from operations		—
Interest Income	4	24	4
Total Revenue (I)	4	24	4

Expenses
Finance Cost	2,500	339,222	—
Legal and Administration Expenses	193,817	229,809	—
Other Expenses	1,274	13,078	81,991
Total Expenses (II)	197,591	582,108	81,991

Profit/(Loss) before tax (I)-(II)	(197,587)	(582,085)	(81,988)

Tax expense
Current tax	—	—	—
Deferred tax	—	—	—
Total tax expense	—	—	—

Profit/(Loss) after tax	(197,587)	(582,085)	(81,988)

Earnings per equity share
Basic and Diluted earnings per equity share (Refer Note No. 3)

29

NIIHARA INTERNATIONAL, INC.

Audited Financial Statements

AS OF DECEMBER 31, 2024 AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024 AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

F-1

F-2

INDEPENDENT AUDITORS’ REPORT

To the Stockholders

NIIHARA INTERNATIONAL, INC.

Austin, California

Opinion

We have audited the financial statements of NIIHARA INTERNATIONAL, INC., which comprise the balance sheets as of December 31, 2024, and 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2024, and for the period from inception (August 24, 2023) through December 31, 2023 and the related notes to the financial statements (collectively, the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of NIIHARA INTERNATIONAL INC. as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024, and for the period from inception (August 24, 2023) through December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of NIIHARA INTERNATIONAL, INC. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about NIIHARA INTERNATIONAL, INC.’s ability to continue as a going concern for a period of twelve months from the date of issuance of these financial statements.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

F-3

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of NIIHARA INTERNATIONAL, INC.’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events considered in the aggregate that raise substantial doubt about NIIHARA INTERNATIONAL, INC.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Going Concern

As discussed in Note 9, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

August 26, 2025

Los Angeles, California

F-4

NIIHARA INTERNATIONAL, INC.

Balance Sheets

As of December 31,	2024	2023
(USD $ in Dollars) ASSETS
Current Assets:
Cash	$76,101	$1,974
Due From Related Parties	1,779,719	900,340
Total Current Assets	1,855,821	902,314

Total Assets	$1,855,821	$902,314

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Credit Cards	3,649	81,961
Current Portion of Loans	123,619	—
Current Portion of Promissory Notes	475,000	—
Accrued Interest	339,222	—
Related Party Loans	1,231,152	900,340
Total Current Liabilities	2,172,643	982,301

Non-Current Portion of Loans	314,251	—
Total Liabilities	2,486,894	982,301

STOCKHOLDERS' Deficit
Common Stock($0.00001 par value, 200,000,000 and 100,000,000 shares authorized as of December 31, 2024 and 2023, respectively; 145,167,494 and 65,167,494 shares outstanding as of December 31, 2024 and 2023, respectively)	1,452	652
Additional Paid in Capital	32,348	1,348
Subscription Receivable	(800)	—
Accumulated Deficit	(664,073)	(81,988)
Total Stockholders' Deficit	(631,073)	(79,988)
Total Liabilities and Stockholders' Deficit	$1,855,821	$902,314

See accompanying notes to financial statements.

F-5

NIIHARA INTERNATIONAL INC.

Statements of Operations

	For the Year Ended December 31, 2024	For the period from Inception (August 24, 2023) through December 31, 2023
(USD $ in Dollars)
Net Revenue	$—	$—
Cost of Goods Sold	—	—
Gross Profit/ (Loss)	—	—

Operating Expenses
General and Administrative	242,887	81,991
Total Operating Expenses	242,887	81,991
Operating Loss	(242,887)	(81,991)

Interest Expense	339,222
Other Loss/(Income)	(24)	(4)
Loss Before Provision for Income Taxes	(582,085)	(81,988)
Provision/(Benefit) for Income Taxes	—	—
Net Loss	$(582,085)	$(81,988)

See accompanying notes to financial statements.

F-6

NIIHARA INTERNATIONAL, INC.

Statements of Changes in Stockholders’ Deficit

	Common Stock
(in, $US)	Shares	Amount	Additional Paid In Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders' Deficit
Inception Date—August 24, 2023	—	$—	$—	$—	$—	$—

Issuance of stock	65,167,494	652	1,348	—	—	2,000

Net Loss	—	—	—	—	(81,988)	(81,988)

Balance—December 31, 2023	65,167,494	$652	$1,348	$—	$(81,988)	$(79,988)

Issuance of stock	80,000,000	800	—	(800)	—	—

Beneficial Conversion feature on convertibles	—	—	31,000	—	—	31,000

Net Loss	—	—	—	—	(582,085)	(582,085)

Balance—December 31, 2024	145,167,494	$1,452	$32,348	$(800)	$(664,073)	$(631,073)

See accompanying notes to financial statements.

F-7

NIIHARA INTERNATIONAL INC.

Statements of Cash Flows

	For the Year Ended December 31, 2024	For the period from Inception (August 24, 2023) through December 31, 2023
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss	$(582,085)	$(81,988)
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities
Changes in Operating Assets and Liabilities:
Due From Related Parties	(879,379)	(900,340)
Credit Cards	(78,312)	81,961
Accrued interest	339,222	—
Net Cash Used In Operating Activities	(1,200,555)	(900,366)

CASH FLOW FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	—	—

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from Issuance of Stock	—	2,000
Proceeds from Shareholder Loans	330,812	900,340
Proceeds from Promissory Notes	789,251	—
Proceeds from Loans	123,619
Proceeds from Convertible Notes	31,000	—
Net Cash Provided by Financing Activities	1,274,683	902,340

Change in Cash	74,128	1,974
Cash —Beginning of The Year	1,974	—
Cash —End of The Year	$76,101	$1,974

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for Interest	$—	$—
Cash Paid for Taxes	$—	$—

See accompanying notes to financial statement

F-8

NIIHARA INTERNATIONAL INC.

Notes to Financial Statements

AS OF DECEMBER 31, 2024, AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024, AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

1.	NATURE OF OPERATION

NIIHARA INTERNATIONAL INC. was incorporated in August 2023 in California. The financial statements of NIIHARA INTERNATIONAL INC. (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Rolling Hills Estate, California.

Niihara International, Inc. is a manufacturer and distributor of high-quality pharmaceutical agents and nutritional supplements, dedicated to providing safe, effective, and affordable treatments to developing countries. The company partners with MG Biologicals Pvt. Ltd. in India for contract packaging and has built a strong reputation through decades of trusted industry relationships. With a focus on innovation and strategic supply chain control, the company aims to meet the growing demand for treatments among sickle cell patients while maintaining a competitive edge in the global market.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP” and “US GAAP”).

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with US GAAP, and the Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash includes all cash in banks. As of December 31, 2024, and 2023, the Company’s cash did not exceed FDIC- insured limits.

Concentration of Credit Risk

The Company is subject to concentrations of credit risks primarily from cash, accounts receivable, and other receivables. At various times during the year, the Company may have bank deposits in excess of Federal Deposit Insurance Corporation insurance limits. Management believes any credit risk is low due to the overall financial strength of the financial institutions. Accounts receivable consist of uncollateralized receivables from customers/clients primarily located throughout the United States of America.

Accounts Receivable

Accounts receivable are carried net of allowance for expected credit losses. The allowance for expected credit losses is increased by the provision charged to expense and reduced by accounts charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in character and size of the balance, past and expected future loss experience and other pertinent factors.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instrument – Credit Losses.”. This ASU, and the related ASUs issued subsequently by the FASB introduce a new model for recognizing credit loss on financial assets not accounted for at fair values through net income, including loans, debt securities, trade receivables, net investment in leases and available-for-sale debt securities. The new ASU broadens the information that an entity must consider in developing estimates of expected credit losses and requires an entity to estimate credit losses over the life of an exposure based on historical information, current information and reasonable supportable forecasts.

F-9

NIIHARA INTERNATIONAL INC.

Notes to Financial Statements

AS OF DECEMBER 31, 2024, AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024, AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

The Company adopted this ASU on January 1, 2023, using the modified retrospective approach. The adoption of this ASU did not have a material impact on financial statements as the Company’s customers are direct consumers and pay at the time of purchase. As of December 31, 2024, and 2023, the Company determined an allowance for expected credit loss of $0.

Inventories

Inventories are valued at the lower of cost and net realizable value.

Property and Equipment

Property and equipment are stated at cost. Expenditures for additions, major renewals, and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in statements of operations.

Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of the respective assets.

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. The measurement of the impairment for long-lived assets is based on the asset’s estimated fair value. No such impairment was recorded for the years ended December 31, 2024, and for the period from inception (August 24, 2023) to December 31, 2023.

Income Taxes

The Company is taxed as a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Related Party Transactions

The Company identifies and discloses related party transactions in accordance with ASC 850 – Related Party Disclosures. Related parties generally include key management personnel, significant shareholders, board members, and entities under common control.

Transactions with related parties are conducted in the normal course of business and are recorded at the exchange amount established and agreed to by the parties. These may include loans, advances, or other funding arrangements.

Convertible Instrument

The Company accounts for convertible notes payable in accordance with ASC 470-20, Debt with Conversion and Other Options. Convertible notes are recorded as liabilities at the time of issuance based on the proceeds received. The Company evaluates whether the conversion feature requires separate accounting as either a derivative under ASC 815 or as a beneficial conversion feature (BCF). If neither condition is met, the entire instrument is recorded as a liability with no allocation to equity.

F-10

NIIHARA INTERNATIONAL INC.

Notes to Financial Statements

AS OF DECEMBER 31, 2024, AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024, AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

As of December 31, 2024, the Company’s outstanding convertible notes contain a conversion feature that allows for conversion into Common stock at the discretion of the instrument holder on the maturity date. The conversion feature was assessed and determined to be “in the money” as of the balance sheet date. Accordingly, the notes contain a material beneficial conversion feature. As a result, the full balance is classified as equity, and no portion has been recorded in liability.

The Company evaluates its convertible instruments for modification, extinguishment, or reclassification on an ongoing basis, including consideration of subsequent events.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash, accounts receivable, accounts payable, and accrued expenses approximates fair value due to the short- term nature of such instruments.

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3 — Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through August 26, 2025, which is the date the financial statements were available to be issued.

Recently Issued and Adopted Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us, or (iv) are not expected to have a significant impact on our financial statements.

DETAILS OF CERTAIN ASSETS AND LIABILITIES

3.	RELATED PARTY RECEIVABLE

In 2023, the Company’s director, Mr. Yutaka Niihara, transferred $900,000 to EJ Holdings, a related party and group company, to support its cash flow requirements. This amount was subsequently formalized through a loan agreement with Niihara International, Inc.

During 2024, the Company provided additional funding to EJ Holdings under the same agreement. The loan accrues interest at an annual rate of 1% and is scheduled to mature in 2024.

As of December 31, 2024, and 2023, the outstanding loan receivable from EJ Holdings amounted to $1,720,228 and $900,340, respectively.

4.	DEBT

Details of loans outstanding as of December 31, 2024, and 2023 are as follows:

Loan and Promissory Notes

F-11

NIIHARA INTERNATIONAL INC.

Notes to Financial Statements

AS OF DECEMBER 31, 2024, AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024, AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

					As of December 2024			As of December 2023
Debt Instrument Name	Principal Amount	Interest Rate	Borrowing Period	Maturity Date	Current Portion	Non- Current Portion	Total Indebtedness	Current Portion	Non- Current Portion	Total Indebtedness
Loan From Bhg Financials	$346,421	20.49%	16/01/2024	16/01/2025	$87,107	$314,251	$401,358	$—	$—	$—
Loan From Dr. Minami	75,000	10.00%	03/09/2024	02/09/2025	75,000	—	75,000	—	—	—
Loan From Dr. Shibatata	75,000	10.00%	16/02/2024	16/04/2024	50,000	—	50,000	—	—	—
Loan From Maxim Cash Solutions	103,000	0.38$ per rupee borrowed	06/05/2024	11/02/2025	36,512	—	36,512	—	—	—
Loan From Mr. Tatsumi	200,000	20.00%	18/12/2024	18/03/2025	200,000	—	200,000	—	—	—
Loan From Ms. Funada	100,000	10.00%	30/10/2024	30/10/2025	100,000	—	100,000	—	—	—
Loan From Takeo	50,000	10.00%	09/07/2024	08/07/2025	50,000	—	50,000	—	—	—
Total					$598,619	$314,251	$912,870	$—	$—	$—

Convertible Note

As of December 31, 2024, the Company had outstanding convertible promissory notes with an aggregate principal amount of $31,000. These notes accrue interest at 1% annually and mature in December 2026. The notes are convertible into the Company’s common stock at the election of the holder at a conversion price of $0.75 per share.

The Company determined that the conversion feature contained a material beneficial conversion feature (BCF) as the fair value of the common stock was $2.00 per share on the issuance date. The BCF was recorded as a discount to the debt with a corresponding increase to additional paid-in capital. Due to the magnitude of the BCF, the entire balance was classified as equity at issuance. No liability remains outstanding as of year-end.

Related Party Loans

During the years presented, the Company borrowed money from the owners. The details of the loans from the owners are as follows:

					As of December 2024			As of December 2023
	Principal	Interest	Maturity	Related Party	Current	Non-Current	Total	Current	Non-Current	Total
Party Name	Amount	Rate	Date	Relationship	Portion	Portion	Indebtedness	Portion	Portion	Indebtedness
Loan From Albet Niihara	$65,000	Interest Free	No set maturity	Family	$65,000	$—	$65,000	$—	$—	$—
LOAN FROM DR NIIHARA	856,275	Interest Free	No set maturity	Director	435,075	—	435,075	900,340	—	900,340
Loan From Hope International Hospice	731,077	Interest Free	No set maturity	Group Company	731,077	—	731,077	—	—	—
Total					$1,231,152	$—	$1,231,152	$900,340	$—	$900,340

5.	EQUITY AND CAPITALIZATION

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock with a par value of $0.00001 per share, following an increase in authorized share capital during the year ended December 31, 2024 (previously 100,000,000 shares).

As of December 31, 2024, and 2023, 145,167,494 and 65,167,494 shares of common stock have been issued and are outstanding.

6.	INCOME TAXES

The provision for income taxes for the year ended December 31, 2024, and 2023 consists of the following:

F-12

NIIHARA INTERNATIONAL INC.

Notes to Financial Statements

AS OF DECEMBER 31, 2024, AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024, AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

For the Year Ended December 31,	2024	2023
Net Operating Loss	$(173,694)	$(24,465)
Valuation Allowance	173,694	24,465
Net Provision For Income Tax	$—	$—

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2024, and December 31, 2023, are as follows:

As of December 31,	2024	2023
Net Operating Loss	$(198,159)	$(24,465)
Valuation Allowance	198,159	24,465
Total Deferred Tax Asset	$—	$—

Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, the Company has determined that it is more likely than not that the Company will not recognize the benefits of the federal and state net deferred tax assets, and, as a result, full valuation allowance has been set against its net deferred tax assets as of December 31, 2024, and December 31, 2023. The amount of the deferred tax asset to be realized could be adjusted if estimates of future taxable income during the carry-forward period are reduced or increased.

For the fiscal year ending December 31, 2024, the Company had federal cumulative net operating loss (“NOL”) carryforwards of $664,073. Utilization of some of the federal and state NOL carryforwards to reduce future income taxes will depend on the Company’s ability to generate sufficient taxable income prior to the expiration of the carryforwards. The federal net operating loss carryforward is subject to an 80% limitation on taxable income, does not expire, and will carry on indefinitely.

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not to be sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2024, and December 31, 2023, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2024, and December 31, 2023, the Company had no accrued interest and penalties related to uncertain tax positions.

7.	CONTINGENCIES AND COMMITMENTS

Contingencies

The Company’s operations are subject to a variety of local, state, and federal regulations. Failure to comply with these requirements may result in fines, penalties, restrictions on operations, or losses of permits, which will have an adverse impact on the Company’s operations and might result in an outflow of economic resources.

Litigation and Claims

From time to time, the Company may be involved in or exposed to litigation arising from operations in the normal course of business. As of December 31, 2024, and 2023, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

8.	SUBSEQUENT EVENTS

The Company evaluated subsequent events from the balance sheet date through the date these financial statements were issued, and except for the events stated below, no events were identified that require adjustment to or disclosure in the financial statements.

F-13

NIIHARA INTERNATIONAL INC.

Notes to Financial Statements

AS OF DECEMBER 31, 2024, AND 2023, AND FOR THE YEAR ENDED DECEMBER 31, 2024, AND THE PERIOD FROM INCEPTION (AUGUST 24, 2023) TO DECEMBER 31, 2023

Subsequent to December 31, 2024, the Company issued convertible promissory notes to multiple investors with an aggregate principal amount of $235,000. These notes accrue interest at 1% per annum, mature in two years from their respective issuance dates, and are convertible into Common Stock at a conversion price of $0.75 per share at the election of the holders. The Company is currently evaluating whether the conversion features contain a beneficial conversion feature (BCF). This is considered a non-recognised subsequent event and has no impact on the financial statements as of December 31, 2024.

9.	GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. However, as of December 31, 2024, the Company has incurred a net operating loss of $242,887, an accumulated deficit of $664,073, and had cash reserves of $76,101. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements were available to be issued.

Management has developed plans to raise additional capital and generate revenue; however, these plans are not fully within the Company’s control and, accordingly, do not alleviate the substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-14

Index To Exhibits and Exhibit Description

Exhibit No.	Exhibit Description
1.1	Articles of Incorporation*
2.A	Certificate of Amendment of Articles of Incorporation**
2.1	Corporate Bylaws*
3.1	Subscription Agreement*
12	Opinion of Counsel**

*   Filed Previously
** Filed Herewith

30

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Hills Estates, California on  September 29, 2025.

Niihara International, Inc.

By:/s/ Yutaka Niihara

Yutaka Niihara, CFO  of Niihara International, Inc.

Dated: September 29, 2025

Niihara International, Inc.

By:/s/ Yutaka Niihara

Yutaka Niihara, Director  of Niihara International, Inc.

Dated: September 29, 2025

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated,

INVESTOR NAME:

________________________________________________

By: _____________________________________________

Print Name: _____________________________________

Title: ____________________________________________

Date: ____________________________________________

31